EXHIBIT 16.1

April 20, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of ML Trend-Following Futures Fund L.P.’s Form 8-K dated April 20, 2009, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

New York, New York